Exhibit (17)(b)

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:    ☒

KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you
vote FOR proposals 1. and 2.:	For	Against	Abstain
1.

To consider and vote upon a proposal to approve the issuance of the shares of PFLT’s common stock, $0.001 par value per share, or PFLT Common Stock, to be issued pursuant to the Agreement and Plan of Merger, as such agreement may be amended from time to time, or the Merger Agreement, dated as of April 28, 2015, among PFLT, MCG Capital Corporation, or MCG, PFLT Panama, LLC and PFLT Funding II, LLC, each a wholly owned subsidiary of PFLT, and PennantPark Investment Advisers, LLC; and

	☐	☐	☐
2.

To consider and vote upon a proposal to approve the adjournment of the PFLT special meeting, if necessary or appropriate, to solicit additional proxies, if there are not sufficient votes at the time of the PFLT special meeting to approve the foregoing proposal.

	☐	☐	☐

For address change / comments, mark here.			☐
(see reverse for instructions)	Yes	No

Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name (s) appear (s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

SHARES CUSIP #
Signature [PLEASE SIGN WITHIN BOX]	Date	JOB #	Signature (Joint Owners)	Date	SEQUENCE #

0000250065_1    R1.0.0.51160

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Special Meeting Proxy Statement is/are available at www.proxyvote.com.

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PENNANTPARK FLOATING RATE CAPITAL LTD. Special Meeting of Stockholders [ ], 2015 [ ] PM This proxy is solicited by the Board of Directors

The undersigned hereby appoints Arthur H. Penn or his designated substitute to act as attorney and proxy for the undersigned to vote all of the shares of Common Stock of PennantPark Floating Rate Capital Ltd. (the “Company”) which the undersigned is entitled to vote at the Special Meeting of Stockholders of the Company to be held at the offices of Dechert LLP, located at 1095 Avenue of the Americas, New York, New York, on [    ] , 2015 at [    ], Eastern Time, and at all adjournments thereof, as indicated on this proxy.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Director recommendations.

Address change / comments:

(If you noted any Address Changes and / or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

0000250065_2    R1.0.0.51160